EXHIBIT 23.2

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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 5, 2002 relating to the financial statements of Elizabeth Arden, Inc., which appears in Elizabeth Arden, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2002.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
October 10, 2002